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Exhibit 10.6

REGISTRATION RIGHTS AGREEMENT

        This Registration Rights Agreement (this "Agreement") is entered into effective the 25th day of May 1999, by and between PROS Strategic Solutions, Inc., a Delaware corporation (the "Company"), and David Samuel Coats (the "Stockholder").

W I T N E S S E T H:

        WHEREAS, the Company and the Stockholder have entered into that certain Separation Agreement of even date herewith (the "Separation Agreement"); and

        WHEREAS, pursuant to the Separation Agreement, the Stockholder will retain 325,000 shares (the "Retained Shares") of the common stock, $.001 par value per share ("Common Stock"), of the Company; and

        WHEREAS, the Separation Agreement contemplates the execution of this Agreement to provide to the Stockholder certain registration rights in respect of the Retained Shares;

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions herein contained, the parties do hereby agree as follows:

        1.    Registration Rights.    The parties covenant and agree as follows:

          1.1    Definitions.    As used in this Agreement, the terms defined in the preamble and recitals hereto and otherwise herein shall have the respective meanings set forth therein and herein, and the following terms shall have the following meanings:

            "Act" means the Securities Act of 1933, as amended.

            "Register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act and applicable rules and regulations thereunder, and the declaration or ordering of effectiveness by the SEC of such registration statement or document.

            "SEC" means the Securities and Exchange Commission.

          1.2    Company Registration.    If (but without any obligation to do so) at any time or from time to time after the date hereof and on or before the earlier of (a) the Stockholder's holding of less than 200,000 shares of Common Stock, and (b) such date when the Stockholder can transfer the balance of his shares pursuant to Rule 144 under the Act and a public market exists for such securities, the Company proposes to register for its own account any of its Common Stock (other than an initial public offering or a registration relating either solely to the sale of securities to participants in a Company stock option, stock purchase or similar plan or solely to an SEC Rule 145 or similar transaction), the Company shall, at such time, promptly give to the Stockholder written notice thereof. Upon the written request of the Stockholder given within 20 days after the receipt of such notice given by the Company, the Company shall, subject to the provisions of Section 1.6, cause to be included in such registration (and any related qualification under Blue Sky laws or other compliance thereunder), and in any underwriting involved therein, all of the Retained Shares that the Stockholder has requested to be registered. The written request made by the Stockholder as referred to in this Section 1.2 may specify that only a part of the Retained Shares be included in the Company's registration.

          1.3    Obligations of the Company.    Whenever required under this Section 1 to effect the registration of any Retained Shares, the Company shall, as expeditiously as reasonably practicable:

            (a)   Prepare and file with the SEC a registration statement with respect to such Retained Shares and use its reasonable efforts to cause such registration statement to become effective and keep such registration statement effective for up to 90 days.

            (b)   Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

            (c)   Furnish to the Stockholder a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as he may reasonably request in order to facilitate the disposition of Retained Shares owned by him.

            (d)   Use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Stockholder, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

            (e)   In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter of such offering, it being understood and agreed in such regard that the Stockholder also shall enter into and perform his obligations under such an agreement.

            (f)    At any time when a prospectus relating thereto is required to be delivered under the Act, notify the Stockholder of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          1.4    Furnish Information.    The Stockholder shall furnish to the Company such information regarding himself, the Retained Shares held by him and the intended method of disposition of such Retained Shares as shall be reasonably required to effect the registration of such Retained Shares.

          1.5    Expenses.    The Company shall bear and pay all expenses incurred by the Company in connection with any registration, filing or qualification of Retained Shares with respect to registrations pursuant to Section 1.2 for the Stockholder, including all registration, filing and qualification fees, printers and accounting fees, and fees and disbursements of counsel to the Company, relating or apportionable thereto, but excluding underwriting discounts and commissions relating to Retained Shares and any fees and disbursements of counsel to the Stockholder.

          1.6    Underwriting Requirements.    In connection with any offering involving an underwriting of shares being issued by the Company, the Company shall not be required under Section 1.2 to include any of the Retained Shares in such underwriting unless the Stockholder accepts the terms of the underwriting as agreed upon between the Company and the underwriter selected by it. If the underwriter or the Company determines that marketing factors require a limitation on the number of shares to be offered, the underwriter or the Company may exclude from such registration and underwriting some or all of the Retained Shares which would otherwise be registered. If the number of shares to be registered is reduced, then the number of shares that may be included in the registration on behalf of any persons or entities asserting registration rights shall be allocated first among the holders of registrable securities obtained upon the conversion of a security of the Company with rights, preferences or privileges senior to those of the Common Stock and then among the remaining holders of Common Stock. If the Stockholder has requested registration under Section 1.2, the Company shall advise the Stockholder as promptly as practicable of such exclusion. If the Stockholder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Retained Shares excluded or withdrawn from such underwriting shall be withdrawn from such registration.

          1.7    Lockup Agreement.    In consideration for the Company's agreement to its obligations under this Agreement, the Stockholder agrees in connection with any registration of the Company's securities that, upon the request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of or otherwise dispose of any of the Retained Shares (other than those shares included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as the Company or the underwriters may specify.

          1.8    Delay of Registration.    The Stockholder shall not have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy or dispute that arises with respect to the interpretation or implementation of this Section 1.

          1.9    Indemnification.    In the event any Retained Shares are included in a registration statement under this Section 1:

            (a)   To the extent permitted by law, the Company will indemnify and hold harmless the Stockholder from and against any losses, claims, damages, expenses or liabilities to which he may become subject under the Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), or other federal or state law, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"); (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or any other documents prepared by the Company and incident thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Company will pay as incurred to the Stockholder any legal or other expenses reasonably incurred by him in connection with investigating or defending any such loss, claim, damage, expense, liability or action; provided, however, that the indemnity agreement contained in this Section 1.9(a) shall not apply to amounts paid or fees or expenses incurred in settlement of any such loss, claim, damage, liability, expense or action if such settlement is effected without the written consent of the Company, nor shall the Company be liable to the Stockholder in any such case for any such loss, claim, damage, expense, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon information furnished for use in connection with such registration by the Stockholder, provided further that in no event shall any indemnity obligation under this Section 1.9(a) exceed the net proceeds from the offering received by the Company.

            (b)   To the extent permitted by law, the Stockholder will indemnify and hold harmless the Company and each other selling stockholder and their respective directors, officers, stockholders, members, partners, affiliates, successors and assigns who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, and each of its officers, directors and partners and any controlling person of any such underwriter, from and against any losses, claims, damages, or liabilities to which any of the foregoing persons may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon information furnished to the Company by the Stockholder or his agents or representatives for use in connection with such registration; and the Stockholder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 1.9(b), in connection with investigating or defending any such loss, claim, damage, expense, liability or action; provided, however, that the indemnity agreement contained in this Section 1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, expense, liability or action if such settlement is effected without the consent of the Stockholder, which consent will not be unreasonably withheld or delayed.

            (c)   Promptly after receipt by an indemnified party under this Section 1.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonable fees and expenses of such counsel to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if, and only if, seriously prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.

            (d)   If the obligations of the Company and/or the Stockholder under this Section 1.9 should conflict with the obligations of the parties as provided in any underwriting agreement, then the obligations of the parties as provided in such underwriting agreement shall control.

        2.    Notices.    All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered by hand, or mailed by first class certified or registered mail, return receipt requested, postage prepaid, to the Company and the Stockholder at their respective addresses set forth below:

If to the Company:	PROS Strategic Solutions, inc. 3223 Smith Street, Suite 100 Houston, Texas 77006 Attention: President
If to the Stockholder:	Mr. David Samuel Coats 7 Marilane Houston, Texas 77007

Any party may change its address for purposes hereof by notice to the other party in the manner provided above.

        3.    Amendments and Waivers.    Except as otherwise provided in this Agreement, the terms and provisions of this Agreement may not be modified or amended except in a writing executed by the Company and the Stockholder. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

        4.    Entire Agreement.    With respect to the subject matter hereof, this Agreement embodies the entire agreement and understanding between the Stockholder and the Company.

        5.    Counterparts.    This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        6.    Headings.    The headings of the sections, subsections and paragraphs of this Agreement have been added for convenience only and shall not be deemed to be a part of this Agreement.

        7.    Severability.    Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions of this Agreement, and, to the extent permitted by law, any determination of invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        8.    Assignment.    Neither this Agreement nor any of the rights or obligations of the Stockholder or the Company provided herein may be assigned, sold, pledged, hypothecated or otherwise transferred by the Stockholder without the prior written consent of the Company. This Agreement shall inure to the benefit of and be binding upon the respective heirs, personal representatives, successors and permitted assigns of the parties.

        9.    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without reference to its principles of conflicts of law.

        IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

"Company"
PROS STRATEGIC SOLUTIONS, INC.
By:	/s/ Charles H. Murphy Charles H. Murphy CFO
"Stockholder"
/s/ David Samuel Coats David Samuel Coats

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REGISTRATION RIGHTS AGREEMENT